Exhibit 99.1

2941 Fairview Park Drive
Suite 100
Falls Church, VA 22042-4513
www.generaldynamics.com	News

July 24, 2013

Contact: Rob Doolittle

Tel: 703 876 3199

rdoolittle@generaldynamics.com

General Dynamics Reports Second-Quarter 2013 Results

•	Diluted EPS increases 2.3 percent over second-quarter 2012

•	Operating margins remain above 12 percent

•	Strong Aerospace activity drives revenues and earnings

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported second-quarter 2013 net earnings of $640 million, or $1.81 per share on a diluted basis, compared to 2012 second-quarter net earnings of $634 million, or $1.77 per diluted share. Second-quarter 2013 revenues were $7.9 billion.

Margins

Company-wide operating margins for the second quarter of 2013 were 12.1 percent, consistent with second-quarter 2012 margins. Each of the company’s four segments delivered margin expansion over the first quarter of 2013.

Cash

Net cash provided by operating activities in second-quarter 2013 totaled $579 million. Free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was $486 million in the quarter.

Capital Deployment

The company repurchased 6.6 million outstanding shares in the second quarter. Year-to-date, the company has repurchased 7.6 million outstanding shares.

Backlog

Total backlog at the end of second-quarter 2013 was $49.4 billion, and the estimated potential contract value was an additional $27.7 billion, representing management’s estimate of value in unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options. Total potential contract value, the sum of all backlog components, was $77.1 billion at the end of the quarter.

– more –

Aerospace received orders for every Gulfstream aircraft model in second-quarter 2013, demonstrating continued demand across its portfolio of business-jet products. Additional significant awards received in the quarter include a $2.8 billion contract from the U.S. Navy for construction of four DDG 51-class destroyers, with an option for a fifth ship; a contract with a commercial customer for the design and construction of four Jones Act-compliant product carrier ships; $560 million from the Centers for Medicare & Medicaid Services for customer contact-center services; and $180 million to extend the company’s technology development effort on the U.S. Army’s Ground Combat Vehicle program.

“General Dynamics’ performance in the second quarter shows the results of our focus on operational excellence and discipline in our execution,” said Phebe N. Novakovic, chairman and chief executive officer. “We are committed to being the highest-value producer in each of the markets we serve, and to creating additional value through continuous improvement and shareholder-friendly capital deployment.”

General Dynamics, headquartered in Falls Church, Virginia, employs approximately 90,100 people worldwide. The company is a market leader in business aviation; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and information systems and technologies. More information about the company is available on the Internet at www.generaldynamics.com.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its second-quarter securities analyst conference call at 9 a.m. EDT on Wednesday, July 24, 2013. The webcast will be a listen-only audio event, available at www.generaldynamics.com. An on-demand replay of the webcast will be available by 12 p.m. on July 24 and will continue for 12 months. To hear a recording of the conference call by telephone, please call 888-286-8010 (international: 617-801-6888); passcode 18852921. The phone replay will be available from 12 p.m. July 24 through July 31, 2013.

– more –

EXHIBIT A

CONSOLIDATED STATEMENTS OF EARNINGS - (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Second Quarter		Variance
	2012	2013	$	%
Revenues	$7,922	$7,911	$(11)	(0.1)%
Operating costs and expenses	6,952	6,951	1

Operating earnings	970	960	(10)	(1.0)%
Interest, net	(37)	(18)	19
Other, net	(5)	1	6

Earnings before income taxes	928	943	15	1.6%
Provision for income taxes	294	303	(9)

Net earnings	$634	$640	$6	0.9%

Earnings per share—basic	$1.79	$1.82	$0.03	1.7%

Basic weighted average shares outstanding	355.0	351.1

Earnings per share—diluted	$1.77	$1.81	$0.04	2.3%

Diluted weighted average shares outstanding	357.4	352.9

– more –

EXHIBIT B

CONSOLIDATED STATEMENTS OF EARNINGS - (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Six Months		Variance
	2012	2013	$	%
Revenues	$15,501	$15,315	$(186)	(1.2)%
Operating costs and expenses	13,671	13,508	163

Operating earnings	1,830	1,807	(23)	(1.3)%
Interest, net	(76)	(41)	35
Other, net	(5)	1	6

Earnings before income taxes	1,749	1,767	18	1.0%
Provision for income taxes	551	556	(5)

Net earnings	$1,198	$1,211	$13	1.1%

Earnings per share—basic	$3.37	$3.45	$0.08	2.4%

Basic weighted average shares outstanding	356.0	351.5

Earnings per share—diluted	$3.34	$3.43	$0.09	2.7%

Diluted weighted average shares outstanding	358.4	353.2

– more –

EXHIBIT C

REVENUES AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)

DOLLARS IN MILLIONS

	Second Quarter		Variance
	2012	2013	$	%
Revenues:
Aerospace	$1,592	$2,053	$461	29.0%
Combat Systems	2,149	1,549	(600)	(27.9)%
Marine Systems	1,653	1,759	106	6.4%
Information Systems and Technology	2,528	2,550	22	0.9%

Total	$7,922	$7,911	$(11)	(0.1)%

Operating earnings:
Aerospace	$257	$389	$132	51.4%
Combat Systems	322	218	(104)	(32.3)%
Marine Systems	183	178	(5)	(2.7)%
Information Systems and Technology	226	198	(28)	(12.4)%
Corporate	(18)	(23)	(5)	(27.8)%

Total	$970	$960	$(10)	(1.0)%

Operating margins:
Aerospace	16.1%	18.9%
Combat Systems	15.0%	14.1%
Marine Systems	11.1%	10.1%
Information Systems and Technology	8.9%	7.8%
Total	12.2%	12.1%

– more –

EXHIBIT D

REVENUES AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)

DOLLARS IN MILLIONS

	Six Months		Variance
	2012	2013	$	%
Revenues:
Aerospace	$3,215	$3,831	$616	19.2%
Combat Systems	4,060	3,102	(958)	(23.6)%
Marine Systems	3,258	3,385	127	3.9%
Information Systems and Technology	4,968	4,997	29	0.6%

Total	$15,501	$15,315	$(186)	(1.2)%

Operating earnings:
Aerospace	$528	$699	$171	32.4%
Combat Systems	525	433	(92)	(17.5)%
Marine Systems	368	337	(31)	(8.4)%
Information Systems and Technology	444	383	(61)	(13.7)%
Corporate	(35)	(45)	(10)	(28.6)%

Total	$1,830	$1,807	$(23)	(1.3)%

Operating margins:
Aerospace	16.4%	18.2%
Combat Systems	12.9%	14.0%
Marine Systems	11.3%	10.0%
Information Systems and Technology	8.9%	7.7%
Total	11.8%	11.8%

– more –

EXHIBIT E

PRELIMINARY CONSOLIDATED BALANCE SHEETS

DOLLARS IN MILLIONS

		(Unaudited)
	December 31, 2012	June 30, 2013
ASSETS
Current assets:
Cash and equivalents	$3,296	$3,757
Accounts receivable	4,204	4,289
Contracts in process	4,964	5,110
Inventories	2,776	2,935
Other current assets	504	447

Total current assets	15,744	16,538

Noncurrent assets:
Property, plant and equipment, net	3,403	3,351
Intangible assets, net	1,383	1,270
Goodwill	12,048	11,909
Other assets	1,731	1,663

Total noncurrent assets	18,565	18,193

Total assets	$34,309	$34,731

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,469	$2,444
Customer advances and deposits	6,042	6,113
Other current liabilities	3,109	3,284

Total current liabilities	11,620	11,841

Noncurrent liabilities:
Long-term debt	3,908	3,907
Other liabilities	7,391	7,227

Total noncurrent liabilities	11,299	11,134

Shareholders’ equity:
Common stock	482	482
Surplus	1,988	2,043
Retained earnings	17,860	18,677
Treasury stock	(6,165)	(6,557)
Accumulated other comprehensive loss	(2,775)	(2,889)

Total shareholders’ equity	11,390	11,756

Total liabilities and shareholders’ equity	$34,309	$34,731

– more –

EXHIBIT F

PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS - (UNAUDITED)

DOLLARS IN MILLIONS

	Six Months Ended
	July 1, 2012	June 30, 2013
Cash flows from operating activities:
Net earnings	$1,198	$1,211
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation of property, plant and equipment	189	191
Amortization of intangible assets	115	89
Stock-based compensation expense	69	61
Excess tax benefit from stock-based compensation	(22)	(16)
Deferred income tax provision	3	42
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	(110)	(90)
Contracts in process	194	(125)
Inventories	(316)	(167)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	(342)	(25)
Customer advances and deposits	226	(54)
Income taxes payable	67	50
Other current liabilities	(114)	(156)
Other, net	46	72

Net cash provided by operating activities	1,203	1,083

Cash flows from investing activities:
Capital expenditures	(176)	(168)
Purchases of available-for-sale securities	(100)	(43)
Business acquisitions, net of cash acquired	(165)	(1)
Other, net	(65)	48

Net cash used by investing activities	(506)	(164)

Cash flows from financing activities:
Purchases of common stock	(592)	(485)
Proceeds from option exercises	111	212
Dividends paid	(353)	(198)
Other, net	28	16

Net cash used by financing activities	(806)	(455)

Net cash used by discontinued operations	—	(3)

Net (decrease) increase in cash and equivalents	(109)	461
Cash and equivalents at beginning of period	2,649	3,296

Cash and equivalents at end of period	$2,540	$3,757

– more –

EXHIBIT G

PRELIMINARY FINANCIAL INFORMATION - (UNAUDITED)

DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	Second Quarter	Second Quarter
	2012	2013
Other Financial Information:
Debt-to-equity (a)	28.8%	33.2%
Debt-to-capital (b)	22.4%	24.9%
Book value per share (c)	$38.73	$33.60
Total taxes paid	$424	$442
Company-sponsored research and development (d)	$130	$120
Employment	93,500	90,100
Sales per employee (e)	$348,000	$340,800
Shares outstanding	352,778,253	349,867,839

Non-GAAP Financial Measures:

	Quarter	Year-to-date	Quarter	Year-to-date
Free cash flow from operations:
Net cash provided by operating activities	$789	$1,203	$579	$1,083
Capital expenditures	(86)	(176)	(93)	(168)

Free cash flow from operations (f)	$703	$1,027	$486	$915

(a)	Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.
(b)	Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of the end of the period.
(c)	Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.
(d)	Includes independent research and development and bid and proposal costs and Gulfstream product-development costs.
(e)	Sales per employee is calculated by dividing revenues for the latest 12-month period by our average number of employees during that period.
(f)	We believe free cash flow from operations is a measurement that is useful to investors because it portrays our ability to generate cash from our core businesses for such purposes as repaying maturing debt, funding business acquisitions and paying dividends. We use free cash flow from operations to assess the quality of our earnings and as a performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.

– more –

EXHIBIT H

BACKLOG - (UNAUDITED)

DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Potential Contract Value
Second Quarter 2013
Aerospace	$14,480	$183	$14,663	$—	$14,663
Combat Systems	5,915	1,129	7,044	3,025	10,069
Marine Systems	12,771	5,149	17,920	3,900	21,820
Information Systems and Technology	7,943	1,856	9,799	20,788	30,587

Total	$41,109	$8,317	$49,426	$27,713	$77,139

First Quarter 2013
Aerospace	$15,029	$197	$15,226	$—	$15,226
Combat Systems	6,677	1,180	7,857	3,038	10,895
Marine Systems	12,551	3,108	15,659	2,324	17,983
Information Systems and Technology	8,158	1,551	9,709	19,811	29,520

Total	$42,415	$6,036	$48,451	$25,173	$73,624

Second Quarter 2012
Aerospace	$16,058	$241	$16,299	$—	$16,299
Combat Systems	8,854	905	9,759	3,090	12,849
Marine Systems	11,666	5,339	17,005	1,377	18,382
Information Systems and Technology	7,348	1,951	9,299	21,774	31,073

Total	$43,926	$8,436	$52,362	$26,241	$78,603

*	The estimated potential contract value represents management’s estimate of our future contract value under unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options to purchase new aircraft and long-term agreements with fleet customers, as applicable. Because the value in the unfunded IDIQ arrangements is subject to the customer’s future exercise of an indeterminate quantity of orders, we recognize these contracts in backlog only when they are funded. Unexercised options are recognized in backlog when the customer exercises the option and establishes a firm order.

– more –

EXHIBIT I

SECOND QUARTER 2013 SIGNIFICANT ORDERS (UNAUDITED)

DOLLARS IN MILLIONS

We received the following significant contract orders during the second quarter of 2013:

Combat Systems

•	$180 from the U.S. Army to extend the technology development (TD) phase of the Ground Combat Vehicle (GCV) program by six months.

•	The production of 100 EAGLE V vehicles for Germany, with an option for 76 additional vehicles.

Marine Systems

•	$2.8 billion from the U.S. Navy for construction of four DDG-51 ships, with an option for a fifth ship.

•	$210 from the Navy for long-lead material for three Virginia-class submarines under Block IV of the program.

•	The design and construction of four product carriers from an affiliate of American Petroleum Tankers, with options to build four additional ships.

Information Systems and Technology

•	$560 from the Centers for Medicare & Medicaid Services for contact-center services, including the 1-800-MEDICARE program.

•	$80 from the Navy for support of the Trident missile D5 life-extension program, which extends the life of existing missiles by replacing and upgrading obsolete components.

•	$65 from the Centers for Medicare & Medicaid Services for infrastructure support.

•	$60 for the Army’s Warfighter Field Operations Customer Support (FOCUS) program to provide support for live, virtual and constructive training operations.

•	$60 from the Army for ruggedized computing equipment under the Common Hardware Systems-4 (CHS-4) program.

•	$60 from the Army for the production and support of the Prophet Enhanced signals intelligence system.

•	$60 from the U.S. Air Force for networking and computing products and support under the Network-Centric Solutions (NETCENTS) program.

•	$55 from the Army under the Warfighter Information Network-Tactical (WIN-T) program for equipment and support services.

– more –

EXHIBIT J

AEROSPACE SUPPLEMENTAL DATA - (UNAUDITED)

	Second Quarter		Six Months
	2012	2013	2012	2013
Gulfstream Green Deliveries (units):
Large aircraft	24	30	50	55
Mid-size aircraft	2	5	4	10

Total	26	35	54	65

Gulfstream Outfitted Deliveries (units):
Large aircraft	18	30	35	55
Mid-size aircraft	3	6	5	10

Total	21	36	40	65

Pre-owned Deliveries (units):	—	3	—	5

###